                                                                   EXHIBIT 10.7


                                                               [Execution Copy]


===============================================================================



                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

                              COMPUTER FINANCE LLC

                                       AND

                               ASTA FUNDING, INC.



                                 August 30, 2001

===============================================================================



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                                TABLE OF CONTENTS



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SECTION 1.        SENIOR ADVANCES AND COMMITMENTS.................................................................2
         1.1      Senior Advance..................................................................................2
         1.2      Junior Advance..................................................................................2
         1.3      The Note........................................................................................2
         1.4      Initial Advances; Reconciliations...............................................................2

SECTION 2.        CONDITIONS PRECEDENT TO THE SENIOR ADVANCE......................................................3
         2.1      The Financing Documents.........................................................................3
         2.2      Certified Resolutions...........................................................................3
         2.3      Documentation and Proceedings...................................................................3
         2.4      Representations and Warranties..................................................................4
         2.6      Junior Advance..................................................................................4

SECTION 3.        APPLICATION OF PAYMENTS.........................................................................4
         3.1      Servicer.  .....................................................................................4
         3.2      Collection of Payments and Remittances; Application of Proceeds.................................4

SECTION 4.        INDEMNIFICATION AND BUYER RECOURSE EXPENSES.....................................................6
         4.1      Payment of Indemnification Claims...............................................................6
         4.2      Buyer Recourse Expense..........................................................................8
         4.3      Payment of Indemnification and Buyer Recourse Expenses..........................................8

SECTION 5.        ASTA PARTIES REPRESENTATIONS AND WARRANTIES.....................................................8
         5.1      Organization and Standing.......................................................................8
         5.2      Power and Authority.............................................................................9
         5.3      Binding Obligations.............................................................................9
         5.4      Compliance With Other Instruments...............................................................9
         5.5      Litigation......................................................................................9
         5.6      No Material Adverse Contracts, Etc. ...........................................................10
         5.7      Consents by Authority..........................................................................10
         5.8      Finder's or Broker's Fees......................................................................10
         5.9      Securities Laws................................................................................10
         5.10     Disclosure.....................................................................................10
         5.11     No Material Business...........................................................................11
         5.12     Foreign Person.................................................................................11
         5.13     No Adverse Change..............................................................................11
         5.14     ERISA..........................................................................................11
         5.15     No Unpaid Taxes................................................................................11

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
         5.16     Margin Stock....................................................................11
         5.17     Liens and Encumbrances..........................................................11
         5.18     Dealings with Obligor...........................................................12
         5.20     Lack of Reliance. ..............................................................12
         5.21     Borrower and Asta Solvent.......................................................12

SECTION 6.        COVENANTS OF BORROWER...........................................................12
         6.1      Payments........................................................................12
         6.2      Business and Existence..........................................................13
         6.3      Indebtedness and Expenses.......................................................13
         6.4      Payment of Taxes and Assessments................................................13
         6.5      Notice of Event of Default......................................................13
         6.6      Additional Information; Further Assurances......................................14
         6.7      Right of Inspection/Right of Audit..............................................14
         6.8      Liens...........................................................................14
         6.9      No Transfer of Servicing Rights.................................................15
         6.10     Notification of Litigation, Liens, Material Events..............................15
         6.11     Maintenance of First Priority...................................................15
         6.12     Consolidation, Merger, Sale of Assets...........................................15
         6.13     Other Agreements................................................................16
         6.14     Distributions...................................................................16
         6.15     Capability......................................................................16
         6.16     Approvals and Licenses..........................................................16
         6.17     Remittance to Lender............................................................16
         6.18     Change in Accounting Policies...................................................17
         6.19     Financial Statements............................................................17
         6.20     Fraudulent Activities; Violations of Law........................................17
         6.21     Transfer of Assets..............................................................17
         6.22     Notification of Communication...................................................17
         6.23     Lender's Reliance...............................................................17

SECTION 7.        DEFAULT.........................................................................19
         7.1      Events of Default...............................................................19
         7.2      Effect of Event of Default......................................................21

SECTION 8.        COLLATERAL......................................................................21
         8.1      Security Interest in Borrower Collateral........................................21
         8.2      Lien Perfection.................................................................22
         8.3      Location of Collateral..........................................................22
         8.4      Protection of Collateral........................................................23
         8.5      Administration of Receivables...................................................23

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

         8.6      Disputes and Claims Regarding Receivables.......................................24

SECTION 9.        MISCELLANEOUS...................................................................24
         9.1      No Personal Recourse............................................................24
         9.2      Errors and Omissions Insurance..................................................24
         9.3      Power of Attorney; Consents.....................................................25
         9.4      Indemnification.................................................................26
         9.5      Set-off.........................................................................26
         9.6      Sale of Receivables.............................................................27
         9.7      Profit Share Receivables........................................................28
         9.8      Interest Rebate.................................................................28
         9.9      Amortization Targets............................................................28
         9.10     Notices.........................................................................29
         9.11     Survival of Representations and Warranties......................................30
         9.12     Relationship Between Parties....................................................30
         9.13     Confidentiality.................................................................31
         9.14     Termination.....................................................................31
         9.15     Amendments......................................................................31
         9.16     Waivers.........................................................................31
         9.17     Transferability of Agreement; Senior Advance Participations.....................31
         9.18     Replacement Note................................................................32
         9.19     GOVERNING LAW...................................................................32
         9.20     Submission to Jurisdiction. ....................................................32
         9.21     Enforceability of Agreement.....................................................32
         9.22     Titles..........................................................................33
         9.23     Entire Agreement................................................................33
         9.24     Execution in Counterparts.......................................................33


                                                               [Execution Copy]

                           LOAN AND SECURITY AGREEMENT


         This LOAN AND SECURITY AGREEMENT ("this Agreement") is made as of August 30, 2001 (the "Closing Date"), among Greenwich Capital Financial Products, Inc., a Delaware corporation ("GCFP" or the "Lender"), in its capacity as Lender, with an address at 600 Steamboat Road, Greenwich, CT 06830, Computer Finance LLC, a Delaware limited liability company ("Borrower"), with an address at 210 Sylvan Avenue, Englewood Cliffs, NJ 07632, and Asta Funding, Inc., a Delaware corporation ("Asta"), with an address at 210 Sylvan Avenue, Englewood Cliffs, NJ 07632. The Lender, the Borrower and Asta (sometimes singularly referred to as a "Party" and collectively referred to as "Parties") agree as follows:

                                    RECITALS

         A. The Seller will purchase portfolios of computer-related finance Receivables from YOUR:)BANK.COM, a Utah industrial loan corporation ("YOUR:)BANK") pursuant to the Purchase Agreements.

         B. The Borrower will purchase from Seller the Receivables pursuant to the Sale Agreements, subject to the limitations set forth herein.

         C. The Borrower desires to pledge the Receivables as security for the Senior Advance which Lender shall loan to the Borrower, subject to the terms and conditions set forth herein, and which loan proceeds the Borrower shall apply to the Portfolio Acquisition Price.

         D. Asta shall contribute to the Borrower the Junior Advance, subject to the terms and conditions set forth herein, which funds the Borrower shall apply to the Portfolio Acquisition Price.

         E. Pursuant to the CCS Servicing Letter, CCS shall initially service the Receivables; thereafter, pursuant to the OSI Servicing Agreement, Gulf State shall service the Receivables.

         NOW, THEREFORE, in consideration of the premises and agreements herein contained, the Borrower, the Lender and Asta hereby agree as follows:

                                   DEFINITIONS

         Certain capitalized terms used in this Agreement shall have the respective meanings assigned to them in Appendix A attached hereto. All references herein to "the Agreement" or "this Agreement" are to this Loan and Security Agreement as it may be further amended and supplemented from time to time, including the Exhibits and Schedules hereto.

         SECTION 1.        SENIOR ADVANCES AND COMMITMENTS.

         1.1 Senior Advance. Subject to satisfaction of the conditions precedent specified in Section 2 of this Agreement, the Lender shall loan the Borrower an amount equal to 90% of the Portfolio Acquisition Price (the "Senior Advance") for the purpose of acquiring the Receivables pursuant to the Sale Agreements from Seller.

         1.2 Junior Advance. With respect to the purchase of the Receivables, Asta will provide Borrower with the remainder of the Portfolio Acquisition Price (the "Junior Advance"), for the purpose of acquiring the Receivables.

         1.3 The Note. The Senior Advance shall be evidenced by, and recorded on, the Note, which shall bear interest on the Outstanding Senior Advance from the Closing Date at the Interest Rate until paid in full.

         1.4 Initial Advances; Reconciliations.

                  (a) Initial Advances. At Closing, Lender shall fund the Senior Advance in an amount equal to 90% of the Initial Portfolio Acquisition Price, and Asta shall fund the Junior Advance in an amount equal to 10% of the Initial Portfolio Acquisition Price.

                  (b) YOUR:)BANK Reconciliation. Within five (5) Business Days of the final determination of the reconciliation between Seller and Your:)Bank pursuant to Section 3.2(b) of the Purchase Agreements (the "Purchase Agreements Reconciliation"), Lender and Asta will make a corresponding adjustment to the Senior Advance and the Junior Advance equal to 50% of the amount of the Purchase Agreement Reconciliation (the "YOUR:)BANK Reconciliation"), such that the Senior Advance is reduced or increased, as the case may be, in an amount equal 90% of the YOUR:)BANK Reconciliation, and the Junior Advance is reduced or increased, as the case may be, in an amount equal to 10% of the YOUR:)BANK Reconciliation.

                  (c) Seller Reconciliation. Within five (5) Business Days of the final determination of the reconciliation between EMCC Servicing and Borrower with respect to the Receivables (the "Sale Agreements Reconciliation"), Lender and Asta will make a corresponding adjustment to the Senior Advance and the Junior Advance equal to the amount of the Seller Reconciliation attributable to Borrower (the "Seller Reconciliation"), such that the Senior Advance is reduced or increased, as the case may be, in an amount equal 90% of the Seller Reconciliation, and the Junior Advance is reduced or increased, as the case may be, in an amount equal to 10% of the Seller Reconciliation.

                  (d) Purpose; Payments. The Parties agree that the purpose of this Section 1.4 is to ensure that the amount of the Senior Advance shall be equal to 90% of the Portfolio Purchase Price, and the amount of the Junior Advance shall be equal to 10% of the Portfolio Purchase Price. Consequently, the Parties agree to cooperate to effectuate the intent of this Section 1.4. In addition and without limitation, Lender and Asta expressly agree to make all payments required pursuant to Sections 1.4(b) and 1.4(c) above as and when due.

         SECTION 2. CONDITIONS PRECEDENT TO THE SENIOR ADVANCE.

         The lending of the amount of the Senior Advance by the Lender hereunder is subject to satisfaction of the following conditions precedent:

         2.1 The Financing Documents. The Borrower, Asta, CCS, OSI, Gulf State and the Seller, as the case may be, shall have delivered to the Lender each of the duly executed Financing Documents, a duly executed Note and any documents required herein or therein or reasonably requested by the Lender in connection therewith.

         2.2 Certified Resolutions. Each of the Borrower and Asta shall have delivered to the Lender certified copies of resolutions of its managers and Board of Directors (as the case may be), which are reasonably satisfactory to the Lender, authorizing the execution, delivery and performance of this Agreement, the Financing Documents, the Note and any documents and instruments delivered hereunder or thereunder.

         2.3 Documentation and Proceedings. All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender and Lender's counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings and governmental recording and filing offices as the Lender or Lender's counsel shall have reasonably requested, such documents to be certified by proper authorities where appropriate, and the Lender shall have received Opinions of Counsel with respect to such legal matters as the Lender or its counsel may reasonably deem appropriate.


         2.4 Representations and Warranties. All representations and warranties in this Agreement and the Financing Documents shall be true and correct and covenants contained herein or therein shall be fully satisfied to the extent performance is then due.

         2.5 Acquisition of Receivables by the Borrower. Each of the Seller and the Borrower shall have performed, in all material respects, all of their respective obligations under the Purchase Agreements and the Sale Agreements, respectively. The Borrower shall have purchased the Receivables and Seller shall deliver or have delivered the related data and other information to Servicer free and clear of all security interests.

         2.6 Junior Advance. Asta shall have made the Junior Advance.

         SECTION 3. APPLICATION OF PAYMENTS.

         3.1 Servicer. Pursuant to the CCS Servicing Letter, CCS has agreed to follow Seller's instructions, and pursuant to the Sale Agreements, Seller has agreed to follow Lender's instructions with respect to the Receivables until such time as the servicing of the Receivables has been transferred to Gulf State, at which time Gulf State shall act as Servicer pursuant to the OSI Servicing Agreement. As a condition of this Agreement, the Borrower has assigned for security all of its rights under the Servicing Agreements to the Lender. Servicer's duties are to service each Receivable in accordance with the terms of the applicable Servicing Agreements.

         3.2 Collection of Payments and Remittances; Application of Proceeds.

                  (a) Consistent with the Servicing Agreements, this Agreement and the Account Control Agreement, the Servicer or the Depository Bank shall deposit in the Collection Account any Collections received by either of them and any interest income on such Collections within one Business Day of receipt thereof. CCS shall deposit all Collections that it receives in the Gateway Account; all funds in the Gateway Account that are Collections shall be transferred to the Collection Account at the end of each Business Day. Immediately upon the commencement of Gulf State's servicing obligations, Gulf State shall instruct the Obligors to deliver Collections to the Asta/OSI P.O. Box; all Collections received in the Asta/OSI P.O. Box shall be deposited in the Lockbox Account within one Business Day of receipt; all good funds in the Lockbox Account shall be transferred to the Collection Account at the end of each Business Day. On and as of the Report Date, Lender shall (i) deliver the Remittance Report to each of the Borrower and Asta, which Remittance Report shall detail the application by the Lender of any Collections deposited in the Collection Account during the related Monthly Period (together with any Investment Income contained therein and any other amounts deposited into the Collection Account with respect to the related Monthly Period) which application shall occur within one Business Day of such deposit, and (ii) distribute such Collections in the following order, priority and amounts:

                  first, to the Servicer an amount equal to the aggregate of (i) its Servicing Fee and (ii) the Set-Up Fee;

                  second, to pay any Buyer Recourse Expense;

                  third, to the Lender and Asta or Borrower, respectively, reimbursement of any outstanding Reimbursable Expenses;

                  fourth, to deposit into the Indemnity Reserve Account, an amount equal to the excess, if any, of the Maximum Remaining Indemnification Reserve over the then outstanding balance of the Indemnity Reserve Account; provided, however, that at any time when there is no outstanding Indemnification Claim, then the amount to be deposited in the Indemnity Reserve Account shall be equal to the excess of (x) the lesser of (a) $250,000 and (b) the Maximum Remaining Indemnification Reserve and (y) the then outstanding balance of the Indemnity Reserve Account;

                  fifth, to the Lender, accrued and unpaid interest at the Interest Rate on the Outstanding Senior Advance;

                  sixth, to the Lender, repayment of the unpaid principal balance of the Outstanding Senior Advance until such Outstanding Senior Advance is reduced to zero;

                  seventh, to Asta, accrued and unpaid distributions equal to the product of (i) the Preferred Rate and (ii) the Unrecovered Junior Advance;

                  eighth, repayment of the Unrecovered Junior Advance until such Unrecovered Junior Advance is reduced to zero;

                  ninth, to Asta, reimbursement of any Outstanding Indemnification Expense; and
                  tenth, to each of the Lender and to Asta, 50% of the remaining Collections (the applicable percentage entitlements of the Lender and Asta under this clause tenth, the "Lender Profit Percentage" and the "Asta Profit Percentage", respectively).

                  (b) For purposes of Section 3.2(a) and for each Monthly Period, the Lender shall estimate in good faith the amount of the Servicing Fee for the subject Monthly Period, expressed as a percentage of Collections for such Monthly Period (the "Target Servicing Fee Percentage"). The Target Servicing Fee Percentage shall be determined as follows:

                            (i) for the first, second and third Monthly Periods
after the Closing Date, the Target Servicing Fee Percentage shall be 10%; and

                            (ii) beginning with the fourth Monthly Period after
the Closing Date and each Monthly Period thereafter, the Target Servicing Fee Percentage shall be the arithmetic average of the Actual Servicing Fee Percentage over the three Monthly Periods immediately preceding the subject Monthly Period.

During each Monthly Period, the Lender shall, prior to applying Collections pursuant to distribution priorities second through tenth set forth under Section 3.2(a), hold in escrow an amount equal to the Target Servicing Fee Percentage multiplied by Collections deposited in the Collection Account during the related Monthly Period (together with any Investment Income contained therein and any other amounts deposited into the Collection Account with respect to the related Monthly Period). The amount held in escrow as of the close of business on the last day of each Monthly Period will be released on the related Report Date to pay the Servicer the amount due to it as a Servicing Fee in respect of the related Monthly Period. To the extent the amount so released exceeds the Servicing Fee, the Lender shall apply the excess amount pursuant to Section 3.2(a) as if such funds had been deposited in the Collection Account on the last day of the related Monthly Period (which will therefore increase the amount distributed pursuant to clauses second through tenth under Section 3.2(a)). To the extent the amount so withdrawn is insufficient to pay the Servicing Fee in full, the Lender will deduct the shortfall from amounts most recently applied by it as Collections pursuant to Section 3.2(a) during the related Monthly Period (which will therefore decrease the amount distributed pursuant to clauses second through tenth under Section 3.2(a)).

                  (c) The Lender shall establish and maintain in its books and records an entry entitled the "Gateway Indemnity Reserve Account" (the "Indemnity Reserve Account"). Funds shall be booked in the Indemnity Reserve Account pursuant to clause fourth of Section 3.2(a). The funds in the Indemnity Reserve Account shall earn interest at the federal funds rate as established from time to time by the Federal Reserve Open Market Committee. Lender shall apply such interest pursuant to Section 3.2(a) as if received as Collections on the last day of the related Monthly Period. The Indemnity Reserve Account shall be maintained until the fourth anniversary of the Closing Date at which time any remaining funds shall be deposited in the Collection Account, to be distributed in accordance with Section 3.2(a), unless at such time there are outstanding and unpaid Indemnification Claims, in which event the Indemnity Reserve Account shall be maintained until such outstanding and unpaid Indemnification Claims are finally resolved.

         SECTION 4. INDEMNIFICATION AND BUYER RECOURSE EXPENSES.

         4.1 Payment of Indemnification Claims.

                 (a) To the extent that Asta or the Borrower is obligated to pay the amount due in respect of an Indemnification Claim (such amount an "Indemnification Amount"), (i) Asta agrees that it shall pay Indemnification Amounts on behalf of itself and Borrower (but with respect to the Borrower only under circumstances in which Asta is jointly and severally liable with Borrower), and (ii) Borrower agrees that it shall pay Indemnification Amounts on behalf of itself. Neither Borrower nor Asta shall pay any Indemnification Amount except as permitted under this Agreement. At any time that any Indemnification Amount is due and owing or Asta has any Outstanding Indemnification Expenses, such Indemnification Amount shall be promptly paid and such Outstanding Indemnification Expenses shall be promptly repaid from the following sources:

                  first, from Indemnification Recoveries, if any;

                  second, from amounts on deposit in the Indemnity Reserve Account;

                  third, from Asta, an amount up to but not greater than any Interest Rebate previously paid to Asta;

                  fourth, in accordance with clause ninth of Section 3.2(a) above; and

                  fifth, Profit Disgorgement from each of Asta and the Lender.

                  (b) If the Borrower receives any Indemnification Recoveries on or following any date upon which any Indemnification Amount is due and owing or has been paid, such funds shall be promptly disbursed in the following order, priority and amounts:

                  first, to pay outstanding Indemnification Amounts until reduced to zero;

                  second, to Asta, to repay any Outstanding Indemnification Expenses until reduced to zero;

                  third, to each of Lender and Asta ratably, to repay the aggregate amount of their respective Profit Disgorgements, if applicable;

                  fourth, to Asta, to repay the amount of any Interest Rebate repaid pursuant to clause third of Section 4.1(a) above; and

                  fifth, to Lender for deposit into the Collection Account, to be distributed pursuant to Section 3.2(a).


         4.2 Buyer Recourse Expense. If, on the date that any Buyer Recourse Expense is due, and funds available pursuant to clause second of Section 3.2(a) are insufficient to satisfy such expense, then such shortfall shall be funded in the following order, priority and amounts:

                  first, from Asta, an amount up to but not greater than any Interest Rebate previously paid to Asta pursuant to Section 9.8 below;

                  second, from each of Asta and Lender in equal amounts, an amount up to but not greater than any profits previously distributed pursuant to clause tenth of Section 3.2(a) which have not been previously disgorged;

                  third, from Asta, an amount up to but not greater than any previous distributions received by Asta pursuant to clauses eighth and seventh of Section 3.2(a);

                  fourth, from Lender, an amount up to but not greater than any previous distributions received by Lender pursuant to clauses sixth of
         Section 3.2(a); and

                  fifth, from Lender and Asta ratably, an amount up to but not greater than any previous distributions received by each of Lender and Asta pursuant to clause third of Section 3.2(a).

         4.3 Payment of Indemnification and Buyer Recourse Expenses. Lender and Asta expressly agree to make all payments required pursuant to Sections 4.1 and
4.2 above as and when due.

         SECTION 5. ASTA PARTIES REPRESENTATIONS AND WARRANTIES.

         To induce the Lender to enter into this Agreement and to make the Senior Advance provided for herein, the Borrower and Asta, jointly and severally, hereby make the following representations and warranties, which shall survive the execution and delivery of this Agreement, the Note and the other Financing Documents.

         5.1 Organization and Standing. Each Asta Party is, and will continue to be, duly organized and a validly existing corporation or limited liability company, as applicable, in good standing under the laws of the state of its incorporation or formation, with all requisite power and authority to own and operate its respective properties and assets, to conduct the businesses in which it is respectively engaged or proposes to engage and to consummate the transactions contemplated in the Financing Documents, has been duly qualified as a foreign corporation or foreign limited liability company, as applicable, in each jurisdiction where required by the conduct of its business or its ownership of properties unless failure to do so will not have a material adverse effect, and has not adopted any resolutions or taken any action leading to liquidation.

         5.2 Power and Authority. Each Asta Party has all requisite organizational power and authority to execute, deliver, and carry out the terms and provisions of the Financing Documents to which it is a party, and has duly and properly taken all necessary action to permit and authorize the execution, delivery and performance of the Obligations under the Financing Documents, and the consummation of its role in the transactions contemplated herein and therein.

         5.3 Binding Obligations. The Financing Documents executed by each Asta Party have been duly authorized, executed and delivered by the respective Asta Party and each constitutes a legal, valid and binding obligation of such Asta Party, enforceable in accordance with their respective terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

         5.4 Compliance With Other Instruments. No Asta Party is in violation of, or default under, any Requirement of Law, any agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject, which violation or default would have a material adverse effect on such Asta Party or its ability to perform its duties under the Financing Documents or which would affect the legality or enforceability of this Agreement. The execution, delivery and performance on the Closing Date by each Asta Party of and in accordance with the Financing Documents, and any document required to be delivered hereunder or thereunder, the consummation of the transactions contemplated herein or therein and the compliance with the terms and provisions hereof or thereof will not contravene any Requirement of Law to which any Asta Party is subject (including without limitation any applicable consumer credit servicing or bankruptcy laws, statutes, rules or regulations) and will not, in any material respect, violate, conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any security interest, other than the security interest in favor of the Lender, upon any of the property or assets of any Asta Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which any Asta Party is a party or by which its properties or assets are bound or may be subject.

         5.5 Litigation. There are no actions, suits, proceedings or investigations pending or, to best knowledge of the Borrower and Asta, threatened against or affecting any Asta Party or its properties or assets, or to which any Asta Party or its properties or assets is subject, nor is there any outstanding judgment, order, writ, injunction, decree or award affecting any Asta Party or its properties or assets before any court or before any federal, state, municipal or other governmental department, commission, board, bureau or agency, which, either individually or in the aggregate, could have a material adverse effect on its business, assets, properties or financial condition, or which (with respect to Asta only, to its knowledge) in any manner might materially impair the Receivables, or which would affect the legality or enforceability of this Agreement or the Financing Documents, and no Asta Party is aware of any basis for any such suit, proceeding, or investigation except as disclosed in the Purchase Agreements (and any certification provided in connection therewith).

         5.6 No Material Adverse Contracts, Etc. No Asta Party is obligated under any contract or agreement or under any law, regulation or decree, which materially and adversely affects its ability to perform its obligations under the Financing Documents or which materially and adversely affects the value of the Receivables or which would affect the legality or enforceability of the Financing Documents.

         5.7 Consents by Authority. Except for the filing of financing statements, similar notices of encumbrance, or as may be provided in the Sale Agreements, all actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution, delivery and performance by each Asta Party of its obligations which it was required to perform as of such date under the Financing Documents, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation by each Asta Party of the transactions contemplated by the Financing Documents and the performance by each Asta Party of its obligations hereunder and thereunder.

         5.8 Finder's or Broker's Fees. Other than fees approved by the Lender in its sole discretion, there are no broker's or finder's fees payable to any Person in connection with this Agreement or the transactions contemplated herein.

         5.9 Securities Laws. No Asta Party is required to register as an "investment company" under the Investment Company Act of 1940, as amended, and the execution and delivery of the Note as contemplated hereunder is exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

         5.10 Disclosure. The representations and warranties and other statements of fact made by the Asta Parties in the Financing Documents and any certificates, exhibits and schedules attached hereto or thereto (including any such documents furnished by electronic medium) or furnished to the Lender or its designee by any Asta Party in connection with the Senior Advance, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or condition existing as of the date hereof which materially and adversely affects, or to the best of knowledge of each Asta Party, in the future is anticipated to materially and adversely affect, the condition (financial or otherwise), or prospects, of any Asta Party or (with respect to Asta only, to its knowledge) the Receivables.

         5.11 No Material Business. Since its formation, the Borrower has had no material business or operations and has no liabilities.

         5.12 Foreign Person. No Asta Party is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         5.13 No Adverse Change. There has not been, and there will not be, any adverse change in the business, operations, financial condition, properties or prospects of Borrower since the date of its formation or of Asta since June 30, 2001.

         5.14 ERISA. The Borrower has no Plans. No notice of a Lien arising under Title I or Title IV of ERISA has been filed or is reasonably likely to be filed under Section 6323(a) of the Code (or any successor provision) against, or otherwise affecting the assets of Asta.

         5.15 No Unpaid Taxes. The Borrower has paid all of its taxes when due except those taxes the liability for which the Borrower has contested in good faith, provided the Borrower has maintained adequate resources therefor on its books in accordance with GAAP. Asta has paid all of its taxes when due except
(i) those taxes the liability for which Asta has contested in good faith, provided Asta has maintained adequate resources therefor on its books in accordance with GAAP, and
(ii) those taxes the liability for which is less than $50,000, individually or in the aggregate.

         5.16 Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), and no proceeds of the Senior Advance or Junior Advance will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or extending credit to others for such purpose.

         5.17 Liens and Encumbrances. Upon the Borrower's acquisition of the Receivables, the Receivables will be owned by the Borrower free and clear of any lien other than the security interest in favor of the Lender. All actions (including UCC filings, notifications of Obligors and filings in Bankruptcy Proceedings) necessary in any jurisdiction to give the Lender, a first priority perfected lien under the UCC or the state common law, as applicable, in each Receivable acquired by the Borrower will be performed. No Receivable acquired by the Borrower or constituent part thereof, constitutes a "negotiable instrument" or "negotiable document of title" (as such terms are used in the UCC) unless such instrument or document of title has been delivered to the Lender. In connection with the sale of any Receivable by Seller to the Borrower, the Borrower has filed or will cause to be filed within ten days after the acquisition of the Receivable, in respect to each such sale, UCC financing statements in all jurisdictions necessary to perfect a sale of "accounts," "chattel paper," "payment intangibles" or "general intangibles" (as such terms are defined in the UCC) by Seller to the Borrower.

         5.18 Dealings with Obligor. To the actual knowledge of the Borrower and Asta, no action or omission on the part of Seller or any of its agents or Affiliates would give rise to any right under the FDCPA or any other Requirement of Law on the part of any Obligor to bring any action or claim that would result in a material adverse effect on the Borrower or the Receivables.

         5.19 Location of Place of Business. The Borrower's primary place of business and chief executive offices are located at 210 Sylvan Avenue, Englewood Cliffs, NJ 07632.

         5.20 Lack of Reliance. Independently and without reliance upon the Lender, each of the Borrower and Asta, to the extent it deems appropriate, has made and shall continue to make its own independent investigation of the merits and risks involved in its role under this Agreement and the other transactions contemplated hereby, and the Lender shall not have any duty or responsibility, either initially or on a continuing basis, to provide either the Borrower with any information concerning Asta or to provide Asta with any information concerning the Borrower, as the case may be.

         5.21 Borrower and Asta Solvent. As of the date hereof and immediately after making the Senior Advance, the fair value of the property of each of the Borrower and Asta shall be greater than the fair value of the liabilities of each of the Borrower and Asta, and each of the Borrower and Asta is and will be solvent, is and is expected to be able to pay its debts as they mature and does not and is not expected to have unreasonably small capital to engage in the business in which it is engaged and proposes to engage.

         SECTION 6. COVENANTS OF BORROWER.

         Unless the Lender shall otherwise consent in writing, the Borrower hereby covenants and agrees, and Asta hereby covenants and agrees with respect to the matters set forth in Sections 6.5, 6.7, 6.19, 6.22 and 6.23, that from the date hereof and until Lender and Borrower reasonably determine that no further Collections are likely to be received from the Receivables, the Borrower and Asta will:

          6.1 Payments. Ensure that principal, interest and any other amounts payable are duly and punctually paid in accordance with the priorities set forth in Section 3.2(a) and as otherwise provided herein.

          6.2 Business and Existence. Perform all things necessary to preserve and keep in full force and effect its existence and comply in all material respects with each Requirement of Law. The Borrower shall not engage in any line of business other than ownership of the Receivables and related assets. The Borrower shall notify the Lender not less than 30 days in advance of any change in location of its place of business. Without prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned, the Borrower shall not amend its Operating Agreement, which is attached hereto as Exhibit A, and shall comply with all of the provisions of its Operating Agreement.

          6.3 Indebtedness and Expenses. Not incur, create or suffer to exist any Indebtedness, other than Indebtedness in respect of this Agreement, the Note and the Financing Documents, and shall pay and discharge all of its indebtedness, obligations and expenses promptly in accordance with this Agreement and the other Financing Documents and normal terms and practices of its business, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which otherwise, if unpaid, might become a lien upon its properties or assets or any part thereof.

          6.4 Payment of Taxes and Assessments. Pay when due all taxes, assessments and other governmental charges or levies which become due and payable by the Borrower to any political entity, subdivision or department thereof under any law now or hereafter in force or effect. The Borrower however, shall not be required to pay any tax, charge or assessment so long as the Borrower shall contest, in good faith and at its cost and expense, in its own name and behalf, the amount or validity thereof, in an appropriate manner or by appropriate proceedings which shall operate during the pendency thereof to prevent the collection of or other realization upon the tax, assessment, levy or charge so contested, provided that no such contest shall subject the Lender to the risk of any liability and that the Borrower shall take appropriate reserves or provide appropriate bond or collateral in respect thereof. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of the Borrower to settle any such contest) and the Borrower will promptly after the final determination of such contest or settlement thereof (including any appeals), pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interests, costs and expenses thereon or incurred in connection therewith. The Borrower shall give the Lender prompt written notice of any such contest.

          6.5 Notice of Event of Default. At the time of the Borrower's or Asta's first actual knowledge of an Event of Default or a Default, furnish the Lender with prompt written notice of the occurrence of any such event or condition.

         6.6 Additional Information; Further Assurances.

                  (a) Furnish such other information in the possession of or readily obtainable by the Borrower regarding the operations, business affairs and financial condition of Borrower or its properties or assets (including but not limited to the Receivables) as the Lender may reasonably request for the purpose of determining compliance with the Financing Documents or the status of the Receivables, including but not limited to true and exact copies of its books of account, any audit reports prepared by any governmental agency or authority and all information furnished to any governmental agency or authority; provided, however, that any information provided to the Lender pursuant to this Section
6.6 shall be held confidential by the Lender; and

                  (b) Take such further actions as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits to the Lender of this Agreement and of the rights and powers herein granted to the Lender, including the filing of any financing or continuation statements under the UCC, notifications of Obligors or filings in Bankruptcy Proceedings.

         6.7 Right of Inspection/Right of Audit.

                  (a) Asta and the Borrower shall permit any person who is designated by the Lender to visit and inspect any of the properties, books, systems, procedures, financial reports and records of Borrower and Asta, and to discuss their affairs, finances and accounts all at such times and as often as the Lender may reasonably request for the purpose of determining compliance with the Financing Documents or the status of the Receivables; provided, however, that any such visit and inspection of Asta shall be limited to such matters as may be related to this Agreement, the Financing Documents and the Receivables.

                  (b) The Borrower and Asta shall permit the Lender to, on not less than 5-days prior notice, conduct an audit of the properties, books, systems, procedures, financial reports and records of the business activities and operations conducted by the Borrower and Asta in connection with their performance under this Agreement and the other Financing Documents, during regular business hours, at the location the records are then kept by the Borrower and Asta, at the Lender's sole cost and expense; provided, however, that any such audit of Asta shall be limited to such matters as may be related to this Agreement, the Financing Documents and the Receivables. The Lender shall, and shall require any third party auditor who participates in any audit pursuant to this Section 6.7 to agree in writing to, (1) keep any audit, audit report and information obtained during the audit confidential and (2) not disclose nor permit any employee, Lender or other person to disclose the audit, audit report or information obtained during the audit to any other person or entity.

          6.8 Liens. Not contract, create, incur or suffer to exist, and require Servicer not to contract, create, incur or suffer to exist, any security interest in any of the Receivables, whether now owned or hereafter acquired, except (i) the security interest in favor of the Lender, and (ii) the lien of taxes not yet due and payable. The Borrower will defend the Receivables against, and will take such other action as is necessary to remove, any lien, other than the security interest in favor of the Lender, and will defend the right, title and interest of the Lender, in and to any of the Receivables against the claims and demands of all persons whomsoever except any person claiming under the Lender.

          6.9 No Transfer of Servicing Rights. Not, and cause Servicer not to, sell, pledge, or otherwise transfer or encumber any part of the servicing rights with respect to the Receivables or the income therefrom, it being understood that, subject to prior written consent of the Lender, this subsection does not prohibit the Borrower or Servicer from engaging attorneys or other qualified persons on a contingency fee basis for the purpose of pursuing collections on the Receivables.

          6.10 Notification of Litigation, Liens, Material Events. Promptly notify, and require Servicer to promptly notify, the Lender in writing of (i) any litigation or dispute whether pending or threatened, of which the Borrower has actual knowledge which could materially affect the Borrower, and if requested by the Lender, deliver to the Lender copies of all pleadings, unprivileged relevant correspondence and similar documentation relating thereto,
(ii) any lien, security interest, attachment or other legal process asserted against any of the Receivables and (iii) the occurrence of any other event or the discovery of any other information known to Borrower which could reasonably be expected to have a material adverse effect on the aggregate market value of the Receivables or on the security interests granted with respect thereto.

          6.11 Maintenance of First Priority. Take all such action, and require Servicer to take all such action, as may from time to time be necessary to maintain the ownership interest of the Borrower in the Receivables and of the security interests of the Lender in the Receivables, including all notices, waivers and recording, filing, rerecording and refiling of any documents as set forth in the Servicing Agreement to maintain the ownership interest of the Borrower or the security interests of the Lender and the perfection and priority thereof. In addition, the Borrower shall, and shall require Servicer to, execute and deliver such further documents set forth in the Servicing Agreement and take such further action as the Lender may reasonably request in order to confirm the ownership interest of the Borrower or security interests of the Lender, and to preserve and protect the priority of such security interests, the rights of the Borrower under the Sale Agreements and the rights of the Lender under this Agreement and any Financing Document.

          6.12 Consolidation, Merger, Sale of Assets. Not (i) wind up, liquidate, or dissolve its affairs, enter into any transaction of merger or consolidation, convey or transfer its properties and assets substantially as an entirety, (ii) convey, sell, lease or otherwise dispose of the Receivables or any part thereof, except in the normal course of collections on the Receivables or as otherwise permitted under Sections 9.6 and 9.7 of this Agreement, (iii) institute any bankruptcy or insolvency proceeding or consent to the institution of the same (except in the course of a Bankruptcy Proceeding on behalf of itself or another party), or (iv) create any partnership, joint venture (other than Seller) or subsidiary, in each case without the prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

          6.13 Other Agreements.

                  (i) Not enter into any agreement containing any provision which would cause an Event of Default hereunder or which would be violated or breached by the performance of Borrower's obligations under the Financing Documents or under any document or instrument delivered or to be delivered by Borrower hereunder or thereunder.

                  (ii) Enforce the material obligations of Servicer under the Servicing Agreement and of Seller under the Sale Agreements, and each other party under any other material agreement to which Borrower is a party, and not grant any material waiver or release or permit any material amendment (or in the case of the Sale Agreements, any amendment without regard to its materiality) of any such document without the written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned. At any time after the Closing Date under any of the Financing Documents, at the Lender's request, the Borrower hereby agrees to assign to the Lender its rights to directly enforce any provision in the Sale Agreements against Seller.

          6.14 Distributions. Not distribute to its members as dividends or otherwise, any of the Borrower's assets at any time except distributions of any amount due to Asta pursuant to Section 3.2(a) above and Sections 9.6 and 9.7 below.

          6.15 Capability. Maintain, or contract to maintain, and require Servicer to maintain adequate capital, assets, liquidity, personnel, facilities, equipment, software, systems capability and competence to perform its obligations hereunder and under the Financing Documents.

          6.16 Approvals and Licenses. Maintain, and require Servicer to maintain, all consents, approvals, authorizations, orders, rights, licenses, franchises, and permits, if any, required by or from any federal, state or other governmental authority or agency, for the conduct of its business and the ownership of its properties, or otherwise obtain a waiver, exemption or variance thereof.

          6.17 Remittance to Lender. Remit, and require Servicer and Seller to promptly remit within one Business Day, to the Collection Account any proceeds and collections which the Borrower, Seller and Servicer, as applicable, receive with respect to the Receivables.

          6.18 Change in Accounting Policies. Not change its accounting policies or reporting practices, except as allowable pursuant to GAAP, consistently applied.

          6.19 Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, each of the Borrower and Asta will deliver to the Lender, unaudited consolidated financial statements (balance sheets together with the related statements of income and cash flow) for such quarter. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, each of the Borrower and Asta will deliver to the Lender consolidated financial statements (balance sheets as of the end of such fiscal year, and the related statements of income and cash flow) for such fiscal year, each of which shall have been audited by a firm of a regionally or nationally recognized independent public accountants. Together with each delivery of quarterly and annual financial statements pursuant to this clause, each of the Borrower and Asta will deliver a certificate of an officer of the Borrower to the effect that such financial statements fairly and accurately present the results of operations and financial condition of the Borrower as of the date of such financial statements and that the Borrower is in compliance with the provisions of this Agreement. Each of the Borrower and Asta shall promptly provide to the Lender) such additional information as the Lender may reasonably request.

          6.20 Fraudulent Activities; Violations of Law. In the fulfillment of the Borrower's Obligations under this Agreement, not engage in, and no Person under its direct control or direction shall engage in, any fraudulent activity or other activity which would constitute a violation of a Requirement of Law.

          6.21 Transfer of Assets. Not sell or otherwise transfer any Receivables, purchased pursuant to this Agreement to any third party without the prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned, except in connection with a Qualifying Performing Receivable Sale pursuant to Section 9.6 below.

          6.22 Notification of Communication. Promptly provide the Lender copies of any written communication, and written notice of any unwritten communication (which notice shall describe in reasonable detail the subject matter and substance of such unwritten communication) between each of the Borrower, Asta, Seller, YOUR:)BANK and/or Gateway in connection with the Receivables.

          6.23 Lender's Reliance. Borrower and Asta acknowledge that the Lender is entering into the transactions contemplated by this Agreement in reliance upon Borrower's identity as a legal entity that is separate from Asta and that the Lender will be adversely affected if Borrower does not enforce its rights under the Sale Agreements. Therefore, from and after the date of execution and delivery of this Agreement, Borrower shall take all reasonable steps, including, without limitation, all steps that the Lender may from time to time reasonably request, to maintain Borrower's identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of Asta and any Affiliates thereof and not just a division of Asta. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower shall:

                  (a) maintain its own separate books and records and bank accounts;

                  (b) at all times hold itself out to the public as a legal entity separate from the its members and any other Person;

                  (c) file its own tax returns, if any, as may be required under applicable law, to the extent it is (a) not part of a consolidated group filing a consolidated return or returns or (b) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

                  (d) not commingle its assets with assets of any other Person (except as contemplated by the Financing Documents), and maintain the assets in a manner that facilitates their identification and segregation from those of its member(s) and other Persons;

                  (e)      conduct its business in its own name;

                  (f) maintain separate financial statements, and include a footnote in such financial statements stating that Borrower maintains separate assets from Asta and that Borrower's assets will not be available to creditors of Asta in the event Asta defaults in its obligations to such creditors;

                  (g) ensure that any financial statements of any member or Affiliate thereof which are consolidated to include the Borrower contain detailed notes clearly stating that (a) all of the Borrower's assets are owned by the Borrower, and (b) the Borrower is a separate entity with its own separate creditors that will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's equity holders;

                  (h) pay its own liabilities only out of its own funds;

                  (i) not permit any Affiliate of a member or member, except an officer of the Borrower, to be, nor to hold itself out to be, responsible for the debts of the Borrower or the decisions or actions in respect of the daily business and affairs of the Borrower;

                  (j) maintain an arm's length relationship with its Affiliates and its members;

                  (k) pay the salaries of its own employees, if any;

                  (l) require that any full-time employees of the Borrower identify themselves as such and not as employees of any member (including without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Borrower's employees);

                  (m) not hold out its credit as being available to satisfy the obligations of others;

                  (n) allocate fairly and reasonably with its Affiliates any overhead for shared office space;

                  (o) ensure that the Borrower's operating expenses will not be paid by any member or an Affiliate of a member;

                  (p) use separate stationery, invoices and checks;

                  (q) not pledge its assets for the benefit of any other Person;

                  (r) correct any known misunderstanding regarding its separate identity;

                  (s) maintain adequate capital in light of its contemplated business purposes, cash flow, financing contemplated by the Financing Documents, and any other Indebtedness which the Borrower is permitted to incur under the Financing Documents;

                  (t) ensure that no Affiliate of a member or member shall, directly or indirectly, name the Borrower or enter into any agreement to name the Borrower as a direct or contingent beneficiary or loss payee of any insurance policy with respect to property of a member or Affiliate of a member;

                  (u) cause the Board of Managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities; and

                  (v) not acquire any obligations or securities of a member (except as contemplated by the Financing Documents).

         SECTION 7. DEFAULT.

         7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

                  (a) Representations and Warranties. Any representation or warranty made by the Borrower or other Asta Party under any Financing Documents or any certificate, exhibit or other document required thereunder is false, misleading, incomplete or untrue in any material respect (an "Untrue Matter") shall be an Event of Default immediately upon an occurrence.

                  (b) Covenants. (1) Any covenant, term, agreement or condition contained in Sections 6.1, 6.2, 6.3, 6.8, 6.9, 6.11, 6.12, 6.14, 6.17, 6.20 or
6.21 is breached by the Borrower or any other Asta Party (all of which shall be Events of Default immediately upon their occurrence) or (2) any other covenant, term, agreement or condition contained in the Financing Documents is breached by the Borrower or any other Asta Party and such breach continues unremedied for a period of five Business Days.

                  (c) Bankruptcy or Insolvency. Any of the Borrower or any other Asta Party (i) is dissolved, (ii) fails or is unable or admits in writing its inability to pay its debts generally as they become due, (iii) commences a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors' rights that is similar to a bankruptcy law, (iv) consents by answer or otherwise to the commencement against it of an involuntary case in bankruptcy or any other such action or proceeding, or an involuntary case in bankruptcy or any other such action or proceeding in respect of such

Person any of their properties is commenced and is not dismissed on or before the sixtieth day after the commencement thereof, (v) makes an assignment for the benefit of creditors, (vi) files a petition or applies to any tribunal for the appointment of a custodian, receiver or any trustee for all or a substantial part of its assets, (vii) by any act or omission indicates its consent, approval of, or acquiescence in the appointment of a receiver, custodian or trustee for all or a substantial part of its property, (viii) is adjudicated a bankrupt,
(ix) becomes insolvent however otherwise evidenced, or (x) ceases to continue as a going concern.

                  (d) Fraudulent Conveyances. The Borrower or any other Asta Party conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or permits a transfer of any of its property which transfer is fraudulent under any bankruptcy, fraudulent conveyance or similar law.

                  (e) Security Interests. The Financing Documents cease to create at any time on or after the Closing Date hereunder a valid and perfected first priority security interest in favor of the Lender in any Collateral acquired by the Borrower, or the Borrower does not have a valid and perfected first priority ownership interest in any Receivables acquired by the Borrower.

                  (f) Judgments. An uninsured judgment or any judgment which is not fully insured or order for the payment of money affecting a material part of the Borrower's business or assets shall be rendered against the Borrower, and such judgment or order continues unsatisfied and not fully insured for a period of thirty (30) days.

                  (g) Cross-Default. Any default or other event occurs under any other indebtedness to Lender (or any of its Affiliates) of the Borrower, any Asta Party or any of their Affiliates, as a result of which the Lender (or any of its Affiliates) actually accelerates the maturity of such indebtedness or otherwise declares it to be due and payable prior to its stated maturity.

                  (h) Breach of Sale Agreements. Any (i) material breach (as determined by Lender in its reasonable discretion) or violation by Borrower of any of the provisions of the Sale Agreements, the Mutual Indemnification Agreement, or any other agreement or arrangement entered into in connection with this Agreement (including but not limited to the Servicing Agreement or any agreement relating to the sale of Receivables pursuant to Sections 9.6 or 9.9) or (ii) material failure by Borrower to enforce its rights under the Sale Agreements or the Purchase Agreements.

                  (i) Payment Default. The Borrower shall default in the payment of (i) any principal of or interest on the Senior Advance when due (whether at the Maturity Date, upon acceleration or at mandatory or optional prepayment), it being understood that no notice or cure period will be required for any such event to constitute an Event of Default, or (ii) any other amount payable by it or any Asta Party hereunder or the Note or any other Financing Document and such default shall have continued unremedied for three (3) Business Days.

         7.2 Effect of Event of Default. If any Event of Default shall occur, in addition to taking any action pursuant to Section 8.5 and Section 9.3, the Lender may, at its sole option, by written notice to the Borrower (or without written notice in case of an Event of Default under Section 7.1(c)) declare the entire unpaid principal balance of and accrued interest on the Note, immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower. The Lender may also exercise any or all of the rights and remedies (i) with respect to any or all Collateral provided to the Lender pursuant to the Financing Documents and (ii) available to a secured creditor under applicable law, including without limitation the UCC, as the same may be amended from time to time, including without limiting the foregoing, the right to take possession of and sell the Collateral and the right to replace the Servicer. Except as set forth elsewhere in this Section 7, the occurrence of an Event of Default may only be cured by written waiver from the Lender (and not by the passage of time or remedying of the circumstances which led to such Event of Default).

         SECTION 8. COLLATERAL.

         8.1 Security Interest in Borrower Collateral. To secure the payment and performance of the Obligations, the Borrower hereby grants to the Lender a continuing security interest of first priority in all the following Property and interests in Property of the Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (a) all Receivables;

                  (b) all Related Property;

                  (c) all Supporting Obligations;

                  (d) all monies and other Property of any kind, now or at any time or times hereafter, owned by the Borrower;

                  (e) all contracts, contract rights, chattel paper, instruments and documents of the Borrower;

                  (f) all rights, claims or choses in action of the Borrower;

                  (g) all of the Borrower's interest in the Collection Account, any other deposit account and in all "investment property" (as such term is defined under the Uniform Commercial Code as in effect in the applicable jurisdiction) held in such accounts or otherwise owned by the Borrower;

                  (h) all of the Borrower's Ownership Interest in and Shares of the Seller;

                  (i) all of the Borrower's interest in insurance policies and bonds held by the Borrower (whether singly or jointly), including those referred to in Section 9.2 hereof;

                  (j) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a), (b), (c), (d), (e), (f), (g),
(h) and (i) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                  (k) all books and records (including customer lists, credit files, computer print-outs, and other computer materials and records) of the Borrower pertaining to any of (a), (b), (c), (d), (e), (f), (g), (h), (i) and
(j) above (excluding programs and source codes).

         8.2 Lien Perfection. The Borrower agrees to execute the UCC-1 financing statements provided for by the UCC or otherwise together with any and all other instruments, assignments or documents and shall take such other action as set forth in Exhibit B and as required to perfect or to continue the perfection of the security interest of the Lender, in the Collateral, including notifications of Obligors and filings in Bankruptcy Proceedings. .

         8.3 Location of Collateral. All tangible Collateral and Collateral in the form of books and records will at all times be kept by (i) the Borrower at the business location set forth in Section 5.18 or (ii) or the Servicer at its place of business (as previously approved by Lender), and shall not, without the prior written approval of the Lender, be moved therefrom.

         8.4 Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any governmental authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by the Borrower. If the Borrower fails to promptly pay any portion thereof when due, the Lender may, at its option, but shall not be required to, pay the same and charge the Borrower therefor. All sums so paid or incurred by the Lender for any of the foregoing and all reasonable costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which the Lender may incur in enforcing or protecting its lien on or rights and interest in the Collateral or any of its rights or remedies, together with interest at the Interest Rate plus 3.0% (or if such rate of interest is deemed usurious under applicable law, the maximum rate of interest allowed by law) shall be considered a Reimbursable Expense of the Lender and as such secured by all Collateral. The Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Lender's (or its agents' or representatives') actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrower's sole risk.

         8.5 Administration of Receivables.

                  (a) Upon and after the occurrence of an Event of Default (which has not been waived or cured if permitted under Section 7), the Lender or, if so directed by the Lender, the Servicer, shall have the exclusive right to settle or adjust all disputes and claims directly with any Obligor and to compromise the amount or extend the time for payment of the Receivables upon such terms and conditions as the Lender may deem advisable. Any cost or expense incurred by Lender in connection therewith shall be a Reimbursable Expense. Upon notice by the Lender, after the occurrence of a Servicer Event of Default, which notice may be given in the Lender's sole discretion, the Lender shall have the right to determine in all respects the future administration and servicing of the Receivables.

                  (b) If any Receivable includes a charge for any tax payable to any governmental authority, the Lender is authorized, after the occurrence of an Event of Default, to pay the amount thereof to the proper governmental authority for the Receivable. Any cost or expense incurred by Lender in connection therewith shall be a Reimbursable Expense. The Borrower shall notify the Lender if any Receivable includes any tax payable to any governmental authority and, in the absence of such a notice (i) with respect to any Receivable, the Borrower shall be deemed to have made a representation and warranty to the Lender that no portion of such Receivable is payable to any governmental authority and (ii) the Lender shall have the right to retain the full proceeds of the Receivable. In no event shall the Lender be liable for any taxes to any governmental authority that may be due by the Borrower by reason of the sale and delivery creating an Receivable.

                  (c) Upon and following the occurrence of a Default or an Event of Default and while such Default or Event of Default is continuing, any of the Lender's officers, employees or agents shall have the right in the name of the Lender, any designee of the Lender or the Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise. The Borrower shall cooperate fully with the Lender in an effort to facilitate and promptly conclude any such verification process.

         8.6 Disputes and Claims Regarding Receivables. The Borrower shall notify the Lender promptly of all disputes and claims in connection with any material portion of the Receivables.

         SECTION 9. MISCELLANEOUS.

         9.1 No Personal Recourse. No member or individual manager of the Borrower will have personal liability for the repayment of the Obligations of the Borrower or for the performance of any obligation of the Borrower or Asta hereunder. Lender shall look solely to the Borrower for payment and performance hereunder.

         9.2 Errors and Omissions Insurance. Borrower shall require Servicer to cause Borrower to be added as an insured under any errors and omissions insurance policy of the Servicer, which policy and insurer shall be reasonably satisfactory to the Lender, together with endorsement of such insurance policy that shall name the Lender as an additional insured, with broad coverage with responsible insurance companies on all officers, employees or other agents acting on behalf of the Borrower with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables. Any such errors and omissions insurance shall protect and insure the Borrower against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Persons. No provision of this Section requiring such errors and omissions insurance shall diminish or relieve the Borrower from its duties and obligations as set forth in this Agreement. Each of the Servicer and Borrower shall be deemed to have complied with this provision if one of its Affiliates has such errors and omissions policy coverage, and by the terms of such errors and omissions policy, the coverage afforded thereunder extends to such party. Upon request of the Lender, the Borrower shall cause to be delivered to the Lender a certificate evidencing coverage under such insurance policy. Any such insurance policies shall not be cancelled or modified in any adverse manner without prior written notice to the Lender. Any proceeds received under such insurance policy shall be distributed according to the priorities set forth in
Section 3.2(a).

         9.3 Power of Attorney; Consents.

                  (a) Event of Default. The Borrower and Asta hereby make, constitute and appoint the Lender their true and lawful attorney-in-fact, in their name, place and stead, or otherwise, upon the occurrence of any Event of Default (which has not been waived or cured if permitted under Section 7):

                           (i) To take all actions and to execute, acknowledge,
obtain and deliver any and all writings deemed advisable by the Lender in order to exercise any rights of any of Asta or Borrower with respect to the Collateral or to receive and enforce any payment or performance due to the Borrower with respect to the Collateral;

                           (ii) To give any notices, instructions or other
communications to any person or entity in connection with the Collateral;

                           (iii) To demand and receive all performances due
under or with respect to the Collateral and to take all lawful steps to enforce such performances and except for any claim or cause of action against Lender, to compromise and settle any claim or cause of action of the Servicer, Asta or Borrower arising from or related to the Collateral and give acquittances and other discharges relating thereto; and

                           (iv) To file any claim or proceeding or to take any
other action, in the name of Asta, Borrower, or otherwise, to enforce performances due under or related to the Collateral and to protect and preserve the right, title and interest of the Lender thereunder.

The power of attorney described herein is a power coupled with an interest and shall be irrevocable so long as any portion of the obligations of Asta or Borrower hereunder remains contingent, unmatured, unliquidated, unpaid or unperformed. The Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.

                  (b) Borrower's Power of Attorney for Sales. The Borrower hereby makes, constitutes and appoints the Lender its true and lawful attorney-in-fact (pursuant to the Power of Attorney attached hereto as Exhibit
G), in its name, place and stead, or otherwise, in connection with a Qualifying Performing Receivable Sale pursuant to Section 9.6 or a sale of Receivables pursuant to Section 9.9(b), if, but only if, the Borrower fails to execute any agreements or documents in violation of this Agreement:

                           (i) To take all actions and to execute, acknowledge,
obtain and deliver any and all writings deemed advisable by the Lender in order to exercise any rights of any of Borrower with respect to such sale or to receive and enforce any payment or performance due to the Borrower with respect to such sale;

                           (ii) To give any notices, instructions or other
communications to any person or entity in connection with such sale;

                           (iii) To demand and receive all performances due
under or with respect to such sale and to take all lawful steps to enforce such performances and except for any claim or cause of action against Lender, to compromise and settle any claim or cause of action of the Servicer or Borrower arising from or related to such sale and give acquittances and other discharges relating thereto; and

                           (iv) To file any claim or proceeding or to take any
other action, in the name of Borrower or otherwise, to enforce performances due under or related to such sale and to protect and preserve the right, title and interest of the Lender in the Collateral in connection with such sale.

The power of attorney described herein is a power coupled with an interest and shall be irrevocable so long as the terms and conditions of Sections 9.6 and 9.9(b) remain enforceable and in effect. The Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.

                  (c) Asta's Consent to Sales. Asta hereby consents (pursuant to the Written Consent attached hereto as Exhibit H) to Borrower and Lender effecting any Qualifying Performing Receivable Sale pursuant to Section 9.6 or a sale of Receivables pursuant to Section 9.9(b).

         9.4 Indemnification. Each of the Borrower and Asta agrees to indemnify and hold the Lender harmless from all liabilities, damages, claims, losses, judgments, reasonable costs and expenses, including reasonable attorneys' fees, arising out of or resulting from (i) the performance or failure to perform their respective obligations, and their respective failure to comply with any applicable Requirements of Law and (ii) any Broker Fees not approved by Lender pursuant to Section 5.8. Lender agrees that nothing in this Section 9.4 shall be deemed to impose upon Asta any liability for the failure of the Collateral to provide for repayment of the Senior Advance hereunder.

         9.5 Set-off. In addition to any rights and remedies of the Lender provided by law or existing under any instrument, document or agreement relating to the Obligations, if an Event of Default exists, the Lender is authorized at any time and from time to time, without prior notice to Borrower or any other party, any such notice being waived by Borrower and any such other party to the fullest extent permitted by law, to set off and apply any and all monies or deposits at any time held by or for the benefit of, and other indebtedness at any time owing by the Lender or any of its respective Affiliates or subsidiaries to or for the credit or the account of Borrower against any and all Obligations, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any Financing Document and although such Obligations may be contingent or unmatured. The Lender agrees promptly to notify Borrower after any such set-off and application made by the Lender; provided, however, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 9.5 are in addition to the other rights and remedies (including other rights of set-off) which the Lender may have.

         9.6 Sale of Receivables.

                  (a) The Lender, Borrower, and Asta shall cooperate in seeking to maximize Collections through the sale of all or any portion of the Receivables, by means of a direct sale to a third party buyer and/or by means of a Securitization Transaction, provided that, in the case of a Securitization Transaction, the transaction generates cash proceeds of not less than 80% of the aggregate principal balance of such Receivables as of the relevant cut-off date. The Borrower shall and Asta agrees to cause the Borrower to execute and deliver any document or instrument reasonably necessary to consummate any sale of Receivables (including a Securitization Transaction) that satisfy the terms and conditions of Section 9.6(b) and 9.6(c) below. Neither Borrower, Asta, the Lender nor any of their Affiliates shall be entitled to any arrangement fee or commission in connection with any sale of Receivables pursuant to this Agreement (other than as specifically permitted herein).

                  (b) To the extent that either Asta, Borrower or the Lender desires to effect a sale of all or part of the Receivables to a third party buyer or in connection with a Securitization Transaction, such sale or Securitization Transaction shall require the consent of the Lender, Borrower and Asta, which consent shall not be unreasonably withheld or delayed. Each of Asta, the Borrower and the Lender agree that it shall not refuse to consent to a proposed sale pursuant to this Section 9.6(b) based upon the representations, warranties and indemnification for such proposed sale or Securitization Transaction, if the purchase agreement or other appropriate document for such transaction includes, and shall not be on terms less favorable to the Borrower than, the Required Purchase Agreement Terms.

                  (c) Each of Asta and the Lender shall have the right to cause the Borrower to enter into a Qualifying Performing Receivable Sale without the other's consent. The Party who arranges such a Qualifying Performing Receivable Sale shall be referred to herein as the "Arranging Party," and the other party shall be referred to herein as the "Confirming Party." The Confirming Party shall have five (5) Business Days to review any Qualifying Performing Receivable Sale purchase agreement or other appropriate document solely for the purpose of confirming that the proposed transaction satisfies the criteria of a Qualifying Performing Receivable Sale, such confirmation not to be unreasonably withheld; the Confirming Party shall be deemed to have given such confirmation if it fails to respond in writing within the five (5) Business Day period. Within five (5) Business Days of its receipt of notice of a sale of a Qualifying Performing Receivable Sale, the Confirming Party shall have the right to match any such sale by submitting to the Arranging Party a binding written commitment (the form and content of which shall be reasonably satisfactory to the Arranging Party) to purchase such Receivables on the same terms; provided that any such matching purchase must close within five (5) Business Days of the Arranging Party's receipt of the binding written commitment. If the Confirming Party fails to close a matching transaction within the specified time frame, such Party shall forfeit its right to match the subject sale or any other sale under this Section 9.6(c).

         9.7 Profit Share Receivables. At any time after the Outstanding Senior Advance and the Unrecovered Junior Advance are reduced to zero, either of the Lender and Asta may provide notice to the other of its desire to sell to the other its respective rights to Profit Percentage distributions pursuant to clause tenth under Section 3.2(a) of this Agreement. The Parties agree to negotiate in good faith the terms of such sale; if the Parties are unable to agree on terms within ten (10) Business Days of receipt of such notice, then the Parties shall liquidate the Borrower, and random selections of the Remaining Receivables with an aggregate principal balance equal to the Lender Profit Percentage and the Asta Profit Percentage of the aggregate principal balance of all Remaining Receivables shall be distributed to each of the Lender and Asta, respectively (such distributed Receivables, the "Profit Share Receivables"). After such liquidation, Lender and Asta shall each bear sole responsibility for the payment of the Servicing Fees to the applicable Servicer relating to, and shall be entitled to all economic benefit arising from, their respective Profit Share Receivables; conversely, each of the Lender, Asta and Borrower shall each bear no further responsibility for, nor be entitled to any further economic benefit from, those remaining Receivables not delivered to Lender or Asta as Profit Share Receivables. Each of the Lender and Asta agrees to hold the other harmless against any loss, expense, cost, liability or claim that relates to their respective Profit Share Receivables and are caused by or arise out of any act or omission that occurs on or after the distribution of the Profit Share Receivables pursuant to this Section 9.7.

         9.8 Interest Rebate. Provided that (a) no Event of Default shall have occurred and not been waived, and (b) the Lender shall have received distributions pursuant to clause tenth of Section 3.2(a) equal to or exceeding $10,000,000, Lender agrees that it will pay to Asta out of subsequent distributions to Lender pursuant to clause tenth of Section 3.2(a) an amount equal to the Interest Rebate.

         9.9 Amortization Targets.

                  (a) If (i) as of the last day of the following Monthly Periods, the Outstanding Senior Advance exceeds the Senior Advance targets set forth below, and (ii) Asta does not cure any failure to satisfy such targets by contributing additional cash to the Borrower within five (5) Business Days of the end of the applicable Monthly Period, then Lender shall have the rights set forth in Section 9.9(b) below:

        Monthly Period Following
            the Closing Date                         Senior Advance Target
        ------------------------                     ---------------------

               Sixth                                60% of the Senior Advance

               Ninth                                43% of the Senior Advance

              Twelfth                               26% of the Senior Advance

             Fifteenth                              15% of the Senior Advance

            Eighteenth                              5% of the Senior Advance

            Twenty-First                                     Zero

                  (b) If any Senior Advance target is not met, then Lender shall have the right to exercise the rights of Borrower with respect to the Ownership Interest and the Shares and to enter into any sale of Receivables (including a Securitization Transaction) on terms satisfactory to Lender in its reasonable discretion, provided that the purchase agreement or other appropriate document for such transaction includes and shall not be on terms less favorable to the Borrower than the Required Purchase Agreement Terms. Each of Asta and the Borrower agrees to cooperate with Lender in connection with any such sale pursuant to this Section 9.9(a), and to take whatever action may be reasonably necessary to consummate such a transaction, including but not limited to executing and delivering documents, instruments and agreements reasonably necessary to complete the transaction within five (5) Business Days of their receipt by Asta and the Borrower, it being understood that Asta shall not be required to provide any representation, warranty or indemnity in connection with such transaction. Within five (5) Business Days of receipt by Asta of notice from Lender of a sale of Receivables pursuant to this Section 9.9(b), Asta shall have the right to match any such sale by submitting to Lender a binding written commitment (the form and content of which shall be reasonably satisfactory to Lender) to purchase such Receivables on the same terms, provided that any such matching purchase by Asta must close within five (5) Business Days of the Lender's receipt of Asta's binding written commitment. If Asta fails to close a matching transaction within the specified time frame, Asta shall forfeit its right to match the subject sale or any other sale under this Section 9.9(b).

         9.10 Notices. Any notice, demand, request, approval, consent or other communication concerning this Agreement or any matter arising in connection with this Agreement will be in writing, sent by certified mail, return receipt requested, or by facsimile, and given to:

If to the Lender to:        Greenwich Capital Financial Products, Inc.
                            600 Steamboat Road
                            Greenwich, CT 06830
                            Attn:    Charles A. Forbes, Jr.
                            Tel:     (203) 622-5673
                            Fax:     (203) 618-2135

with a copy to:             Greenwich Capital Financial Products, Inc.
                            600 Steamboat Road
                            Greenwich, CT 06830
                            Attn: Legal Department
                            Fax:     (203) 618-2132

If to the Borrower to:      Computer Finance LLC
                            210 Sylvan Avenue
                            Englewood Cliffs, NJ 07632
                            Attn:    Manager
                            Tel:     (201) 567-5648
                            Fax:     (800) 994-6198

If to Asta:                 Asta Funding, Inc.
                            210 Sylvan Avenue
                            Englewood Cliffs, NJ 07632
                            Attn:    President
                            Tel:     (201) 567-5648
                            Fax:     (800) 994-6198

         9.11 Survival of Representations and Warranties. All representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Financing Documents, and shall continue in full force and effect until payment in full by the Borrower of the Obligations.

         9.12 Relationship Between Parties. The relationship between the Lender and the Borrower shall be solely one of commercial lender and borrower, and nothing contained in this Agreement or in any Financing Document shall constitute the parties partners or co-venturers with one another. The Borrower hereby acknowledges that it was advised by legal counsel in connection with the execution and delivery of this Agreement and the Financing Documents. The relationship between the Lender on the one hand and the Borrower on the other is solely one of a creditor to a debtor, and no fiduciary obligation is created thereby.

         9.13 Confidentiality. The Borrower, Asta and the Lender agree (and the Borrower will require Servicer to agree and the Lender will require any Back-up Servicer or auditors to agree) that the terms of this Agreement (and all information obtained in the performance or enforcement hereunder), all other Financing Documents, and any Senior Advance made or to be made hereunder are confidential and shall not be disclosed to any other Person without the joint prior written consent of the Lender and the Borrower except (a) to each Party's counsel, (b) as required by law or (c) as specifically contemplated by this Agreement or the other Financing Documents. It is understood that the parties hereto may make customary references to this transaction in their financial statements.

         9.14 Termination. This Agreement shall continue in full force and effect until all obligations and undertakings of the parties hereunder and under any other Financing Document have been fully discharged or performed.

         9.15 Amendments. The provisions of this Agreement, and any other Financing Document, may from time to time be amended, modified or waived with the consent of the Borrower and the Lender if such amendment, modification or waiver is in writing and signed by the Lender, Asta and the Borrower.

         9.16 Waivers. No party shall be deemed to have waived any of its rights or remedies hereunder or under any other Financing Document unless such waiver is in writing and signed by such party and then only to the extent specifically recited. No failure to exercise and no delay or omission in exercising any right, remedy or recourse on the part of any party shall operate or be deemed as a waiver of such right, remedy or recourse hereunder or thereunder or preclude any other or further exercise thereof. A waiver or release on any one occasion shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse on any subsequent occasion. All rights and remedies of each party, whether pursuant to this Agreement, or any other Financing Document, or any other document or instrument delivered hereunder or thereunder, shall be cumulative and concurrent and may be exercised singly, successively or concurrently at the sole discretion of such party and may be exercised as often as occasion therefor may exist. The rights of each party hereunder or any such document or instrument shall be in addition to all other rights and remedies provided at law or in equity.

         9.17 Transferability of Agreement; Senior Advance Participations. This Agreement shall be binding upon the Borrower, Asta, the Lender and their respective successors and assigns, except that neither the Borrower nor Asta may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Lender which shall not be unreasonably withheld, delayed or conditioned and any purported assignment without such written consent shall be null and void. The Lender may transfer and assign this Agreement (or any part thereof) to any Person without the prior consent of Borrower or Asta. In connection with any such transfer, assignment or sale or proposed transfer, assignment or sale, the Lender may furnish any information concerning this Agreement, the Financing Documents, the Senior Advance or the Receivables that is in the possession of the Lender from time to time to such actual or potential assignees or transferees without the prior written consent of the Borrower and provided that the actual or potential assignee or transferee agrees to keep all such information confidential. The parties understand and agree that the Lender may refer to this transaction in general terms in discussion with clients and potential clients.

         9.18 Replacement Note. Upon the loss, theft, destruction or mutilation of the Note, the Borrower shall execute and deliver in lieu thereof a new Note in the same initial principal amount and with such notations on the schedule attached to such Note as shall evidence all prepayments of the Outstanding Senior Advance prior to the date of delivery of such replacement Note.

         9.19 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT APPLICATION OF CONFLICT OF LAW PRINCIPLES.

         9.20 Submission to Jurisdiction. Each of the Parties hereby consents to the jurisdiction of the federal district court located within the County of New York, State of New York, with respect to all actions or proceedings relating to this Agreement, the Note and the Receivables, and each of the Parties waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address of each of the Parties set forth in or which the Parties are given notice of pursuant to Section 9.10 and that service so made, shall be deemed to be completed upon the earlier of actual receipt and five Business Days after the same shall have been posted to each of the Parties' address in accordance herewith. THE PARTIES EACH WAIVE ANY RIGHT TO TRIAL BY JURY. Each of the Parties agrees that a final judgment (after the exhaustion of statutorily granted rights of appeal, if any) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment (if such a procedure is available under applicable law) or in any other manner provided by law. Nothing contained in this Section shall affect the right of the Lender to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against each of the Parties or to enforce a judgment obtained in the courts of any other jurisdiction.

         9.21 Enforceability of Agreement. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions, nevertheless, shall remain effective and binding on the parties hereto and such provisions shall be deemed revised to the minimum extent necessary to render it enforceable.

         9.22 Titles. Titles of the Sections of this Agreement are merely for convenience in reading and shall be deemed not to be a part of this Agreement and shall be ignored in construing any provision hereof.

         9.23 Entire Agreement. This Agreement (including all Exhibits hereto) and the Financing Documents and the Note shall constitute the full and entire understanding and agreement of the parties hereto and there are no further or other agreements or undertakings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein or therein. All prior negotiations, agreements, representations, warranties, statements and undertakings concerning the subject matter hereof between the parties hereto are superseded by this Agreement and those agreements in the form of the Exhibits attached hereto.

         9.24 Execution in Counterparts. This Agreement may be executed in any number of counterparts and in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.


                                    * * * * *

         IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date set forth in the first paragraph of this Agreement.

                          LENDER:

                          GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


                          By:      ___________________________
                                   Charles A. Forbes, Jr.
                          Its:     Senior Vice President


                          BORROWER:

                          COMPUTER FINANCE LLC

                          By:      ASTA FUNDING, INC., its sole Member

                                   By:      _______________________

                                   Its:     _______________________


                          ASTA FUNDING, INC.


                          By:      __________________________

                          Its:     __________________________

                                                                     APPENDIX A
                                                                    DEFINITIONS

         "Account" shall have the meaning ascribed to such term in the Purchase Agreements.

         "Account Control Agreement" means that certain Agreement among Borrower, Asta, the Servicer, the Depository Bank and the Lender, dated as August __, 2001.

         "Account Purchase Agreement" shall mean the Account Purchase Agreement, dated as of August 15, 2001, by and among the Seller, YOUR:)BANK, Asta, EMCC and Borrower, attached hereto as Exhibit C-1.

         "Actual Servicing Fee Percentage" shall mean, with respect to any Monthly Period, a fraction, expressed as a percentage, the numerator of which is the Servicing Fee for such Monthly Period, and the denominator of which is the aggregate Collections for such Monthly Period.

         "Affiliate" shall mean, in respect of any specified Person, any other Person (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of the specified Person's common stock or other voting securities, (ii) which is in control of the specified Person, as "control" is defined under Section 230.405 of the rules and regulations of the Securities and Exchange Commission, 17 C.F.R. ss. 230.405, as in effect on the date hereof,
(iii) of which 10% or more of the outstanding shares of common stock or other voting securities is owned beneficially, directly or indirectly, by any Person described in clause (i) or (ii) above, or (iv) which is controlled by such specified Person or by any Person described in clause (i) or (ii) above, as "controlled by" is defined under such Section 230.405.

         "Approved Counterparty" shall mean any third party buyer of Receivables pursuant to Section 9.6 that (i) has a minimum net worth of $10,000,000 as stated in a certificate of a senior officer of such buyer or as set forth on the buyer's balance sheet as of its last fiscal quarter, (ii) Asta has not rejected pursuant to a Counterparty Rejection Letter, and (iii) agrees to limit resales of such Receivables only to subsequent buyers who are Approved Counterparties or to a list of potential subsequent buyers approved by Asta, such approval not to be unreasonably withheld.

         "Arranging Party" shall have the meaning set forth in Section 9.6(c) of this Agreement.

         "Asta" shall mean Asta Funding, Inc., a Delaware corporation.

         "Asta/OSI P.O. Box" shall mean the P.O. Box jointly owned by Asta and OSI to which Obligors shall direct all payments due pursuant to the Receivables.

                                                                 APPENDIX A - 1

         "Asta Parties" mean the Borrower, Asta and any Affiliates of Asta that are parties to any of the Financing Documents.

         "Asta Profit Percentage" shall have the meaning specified in Section 3.2(a) of the Agreement.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time, or any successor federal statute.

         "Bankruptcy Proceeding," with respect to a Obligor, means the proceeding under Title 11 of the United States Code with respect to such Obligor.

         "Board of Managers" shall mean a board of one or more managers who manage and direct the business and affairs of the Borrower.

         "Borrower" shall mean Computer Finance L.L.C., a Delaware limited liability company.

         "Broker Fee" shall mean the fee or commission paid to any broker with respect to the Receivables.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banks are required or authorized to be closed in New York City, New York.

         "Buyer Recourse Expense" means any due and unpaid amounts actually owing by the Borrower to a third party buyer of Receivables pursuant to a sale of Receivables conducted in accordance with Sections 9.6 and 9.9(b) of this Agreement, but only to the extent such amount is permitted by Sections 9.6 and 9.9(b) and has also been reviewed and approved in writing by the Lender, which approval shall not be unreasonably withheld.

         "Capitalized Interest" means any shortfall in respect of any payments required under clause fifth or seventh in Section 3.2(a) as of the last day of any Monthly Period.

         "CCS" shall mean Citicorp Commerce Solutions, Inc., a Delaware corporation.

         "CCS Servicing Letter" shall mean that certain letter dated August 29, 2001 from YOUR:)BANK to CCS directing CCS to take direction from Seller regarding the servicing of the Receivables after the Closing Date.

         "Charge-Off Purchase Agreement" shall mean the Charge-Off Account Purchase Agreement, dated as of August 28, 2001, by and among the Seller, YOUR:)BANK, Asta, EMCC and Borrower, attached hereto as Exhibit C-2.

                                                                 APPENDIX A - 2

         "Charge-off Sale, Assumption and Assignment Agreement" shall mean that Charge-off Sale, Assumption and Assignment Agreement dated as of August 28, 2001 by and between Seller and Borrower, which is in substantially the form attached hereto as Exhibit D-2 or is otherwise satisfactory to the Lender in its reasonable discretion.

         "Charge-off Subpool" shall have the meaning set forth in Section 2.1 of the Charge-off Sale, Assumption and Assignment Agreement.

         "Closing Date" shall have the meaning specified in the Introduction of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and the regulations promulgated and the rulings issued thereunder.

         "Collateral" shall mean all of the Property and interests in Property described in Section 8.1 and Section 8.2 of this Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

         "Collection Account" shall mean the account established by the Lender on behalf of itself and Borrower to which all amounts relating to the Receivables acquired from Seller shall be deposited as required herein.

         "Collections" shall mean all payments received in respect of the Receivables or in respect of other Collateral including, without limitation, proceeds of sales of Receivables pursuant to Section 9.6 above (including any Securitization Transaction), and payments and/or repurchase proceeds received or arising from the Borrower exercising its recourse or indemnity rights under the Sale Agreements or any other Financing Document.

         "Computer Finance Subpool" shall have the meaning set forth in Section
2.1 of the Sale, Assumption and Assignment Agreement.

         "Consenting Party" shall have the meaning set forth in Section 9.6(c) of this Agreement.

         "Counterparty Rejection Letter" shall mean a letter delivered by Asta to Lender within five (5) Business Days of the identification of a third party buyer of the Receivables in connection with a sale (other than a Securitization Transaction) pursuant to Section 9.6 hereof, which letter sets forth in reasonable detail the basis for Asta's objections to selling Receivables to such third party buyer; provided, however, that such objections must be (i) reasonable, (ii) set forth in detail in such letter, and (iii) related to the reputation or lack of suitability of such third party buyer in the industry; provided further that Lender shall keep the information set forth in such letter strictly confidential.


                                                                 APPENDIX A - 3

         "Customer" means an Obligor under an Account.

         "Default" shall mean an event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

         "Depository Bank" shall mean First Union Bank.

         "EMCC Servicing" shall mean EMCC Servicing, LLC, an Ohio limited liability company.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and the regulations promulgated and the rulings issued thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which, together with the Borrower or Servicer, is treated as a single employer under Title IV of ERISA or Section 414 of the Code.

         "Event of Default" shall have the meaning specified in Section 7.1 of the Agreement.

         "FDCPA" shall mean the Fair Debt Collection Practices Act of 1977, as amended.

         "Financing Documents" means this Agreement and any related agreement or document contemplated thereunder, including the OSI Servicing Agreement, the CCS Servicing Letter, the Account Control Agreement, the Mutual Indemnification Agreement, the Power of Attorney, the Sale Agreements and the Purchase Agreements.

         "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

         "Gateway" shall mean Gateway Companies, Inc. and its Affiliates.

         "Gateway Account" shall mean that certain account established by Gateway or its Affiliate at Bank One, Kentucky, account number 85070290.

         "GCFP" shall have the meaning specified in the Introduction of this Agreement.

         "Gulf State" shall mean Gulf State Credit, LLC, a Delaware limited liability company and a wholly-owned subsidiary of OSI.


                                                                 APPENDIX A - 4

         "Indebtedness" shall mean, with respect to any Person, any amount payable by such Person pursuant to an agreement or instrument involving or evidencing money borrowed or received, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase, or pursuant to a lease with substantially the same economic effect as any such agreement or instrument, to which such Person is a party as debtor, borrower or guarantor, all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property and all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument.

         "Indemnification Amount" shall have the meaning set forth in Section 4.1(a) of this Agreement.

         "Indemnification Claim" shall mean any claim for indemnification which each of Asta and the Lender shall approve as valid and requiring the payment of money (such approval not to be unreasonably withheld or delayed) pursuant to (i) the indemnification obligations of Borrower and Asta under Section 7.2 of the Account Purchase Agreement and Section 7.2 of the Charge-Off Purchase Agreement,
(ii) the indemnification obligations of Borrower under the Mutual Indemnification Agreement, or (iii) the indemnification obligations of Borrower under the Sale Agreements.

         "Indemnification Losses" shall mean the aggregate amounts paid pursuant to clause second of Section 4.1(a) of this Agreement less the aggregate amounts applied pursuant to clause fifth of Section 4.1(b) of this Agreement.

         "Indemnification Recoveries" means any recovery by Borrower or Asta from any third party which relates to the circumstances that gave rise to an Indemnification Claim.

         "Indemnity Reserve Account" shall have the meaning set forth in Section 3.2(c) above.

         "Initial Portfolio Acquisition Price" shall mean 50% of the amount paid by Seller to YOUR:)BANK on the closing of the transactions contemplated by the Purchase Agreements.

         "Interest Rate," with respect to any Outstanding Senior Advance and any Monthly Period, shall mean a floating rate equal to 2% plus LIBOR as of the first day of such Monthly Period; provided that upon and during the continuance of an Event of Default or a failure to meet the Senior Advance targets set forth in Section 9.9(a), with respect to any Outstanding Senior Advance and any Monthly Period, the Interest Rate applicable to any Outstanding Senior Advance shall be a floating rate equal to 5% plus LIBOR as of the first day of such Monthly Period. The Interest Rate for any Monthly Period will be calculated on the basis of a 360 day year and the actual number of days elapsed during such Monthly Period.


                                                                 APPENDIX A - 5

         "Interest Rebate" shall mean an amount equal to the excess of (i) all amounts paid to the Lender on previous Report Dates in respect of interest pursuant to clause fifth under Section 3.2(a) of this Agreement over (ii) the aggregate amount which would have been paid to the Lender or such previous Report Dates had the Interest Rate been 0.50% per annum lower.

         "Investment Income" shall mean with respect to the Collection Account and Indemnity Reserve Account, all earnings on the amounts contained therein, net of any investment losses and expenses.

         "Junior Advance" shall have the meaning set forth in Section 1.2.

         "Lender" shall mean Greenwich Capital Financial Products, Inc., a Delaware corporation.

         "Lender Profit Percentage" shall have the meaning specified in Section 3.2(a) of the Agreement.

         "LIBOR" shall mean, with respect to each Monthly Period, the rate per annum equal to the rate appearing on Bloomberg on the first day of such Monthly Period, or if such rate shall not be so quoted then the applicable rate appearing at page 3750 of the Telerate Screen on the first day of such Monthly Period, or if neither such rate shall be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank Eurodollar market where the Eurodollar and foreign currency exchange operations of GCFP are then being conducted, for delivery on the first day of such Monthly Period for the number of days in such Monthly Period, and in an amount comparable to the amount of the Outstanding Senior Advance outstanding on such day.

         "Loan Agreement" means, with respect to any Account, the written agreement entered into by and between YOUR:)BANK, and the Customer on such account in respect thereof setting forth the terms and conditions for such Account.

         "Lockbox Account" shall mean the Lockbox Account established by OSI, Gulf State and Asta in Borrower's name for the benefit of the Lender.

         "Maturity Date" shall mean that date that is 21 months from the date of this Agreement.

         "Maximum Remaining Indemnification Reserve" shall mean an amount equal to (i) $250,000 plus (ii) at any time after an Indemnification Claim exists, $250,000, minus (iii) Indemnification Losses; provided, however, that any such amount shall not be less than zero.

         "Monthly Period" shall mean, as to any Report Date, the calendar month immediately preceding the calendar month in which such Report Date occurs.


                                                                 APPENDIX A - 6

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a) (3) of ERISA.

         "Mutual Indemnification Agreement" shall mean that Mutual Indemnification Agreement dated August 28, 2001 by and among Seller, Borrower and EMCC Servicing.

         "Note" shall mean the secured promissory note executed by the Borrower evidencing the Outstanding Senior Advance, in substantially the form of Exhibit E to the Agreement.

         "Obligations" means all present and future liabilities, obligations and indebtedness of the Borrower or any Affiliate or subsidiary of the Borrower owing to the Lender under or in connection with this Agreement or any Financing Document, including without limitation amounts owed in respect of the Senior Advance, the Interest Rate, indemnities, fees, charges and expenses.

         "Obligor" shall mean each individual who is obligated to make payments with respect to a Receivable arising under an Account pursuant to a Loan Agreement.

         "Operating Agreement," with respect to the Borrower, shall mean the limited liability company agreement governing the rights and obligations of its members.

         "Opinion of Counsel" shall mean a written opinion of counsel and who, in the case of opinions delivered to the Lender, shall be reasonably satisfactory to the Lender.

         "OSI" shall mean OSI Portfolio Services, Inc., a Delaware corporation.

         "OSI Servicing Agreement" shall mean the servicing agreement of even date herewith between OSI, Gulf State, Lender and the Borrower.

         "Outstanding Indemnification Expense" shall mean, any Indemnification Amount or Regulatory Indemnification Expense that has been paid by Asta and has not been repaid pursuant to Section 4.1 above.

         "Outstanding Senior Advance" means as of any date, (i) the Senior Advance, plus (ii) the aggregate Capitalized Interest with respect thereto from previous Monthly Periods, plus (iii) any amounts paid by Lender to Borrower pursuant to clause fourth of Section 4.2, minus (iv) amounts previously applied to the repayment of the Outstanding Senior Advance with Collections pursuant to clause sixth in Section 3.2(a).

         "Ownership Interest" shall have the meaning set forth in the Seller Operating Agreement.


                                                                 APPENDIX A - 7

         "Party" shall have the meaning specified in the Introduction of this Agreement.

         "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

         "Plan" shall mean any employee benefit plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, and either (i) is maintained for employees of the Borrower, Servicer or any ERISA Affiliate or in which any such employees participate or to which contributions are made by the Borrower, Servicer or any ERISA Affiliate, or (ii) has at any time within the preceding five years been maintained for employees of the Borrower, Servicer or any ERISA Affiliate or any Person which was at such time an ERISA Affiliate or in which any such employees participated at such time, or (iii) with respect to which the Borrower, Servicer or any ERISA Affiliate could be subjected to any liability under Title IV of ERISA (including without limitation Section 4069 of ERISA) in the event that such plan has been or were to be terminated.

         "Portfolio Acquisition Price" shall mean an amount equal to the Initial Portfolio Acquisition Price (i) plus the First Reconciliation in the event that the Senior Advance and the Junior Advance are increased pursuant to Section 1.4(b), or minus the First Reconciliation in the event that the Senior Advance and the Junior Advance are reduced pursuant to Section 1.4(b), and (ii) plus the Final Reconciliation in the event that the Senior Advance and the Junior Advance are increased pursuant to Section 1.4(c), or minus the Final Reconciliation in the event that the Senior Advance and the Junior Advance are reduced pursuant to
Section 1.4(c).

         "Power of Attorney" shall mean that certain Power of Attorney as of the date hereof executed and delivered by Borrower in substantially the form set forth in Exhibit G hereto.

         "Preferred Rate" with respect to the Unrecovered Junior Advance and any Monthly Period, shall mean a floating rate equal to 2% plus LIBOR as of the first day of such Monthly Period. The Preferred Rate for any Monthly Period will be calculated on the basis of a 360 day year and the actual number of days elapsed during such Monthly Period.

         "Profit Disgorgement" shall mean, with respect to any Monthly Period in which a distribution pursuant to clause ninth of Section 3.2(a) is required, an amount payable by each of Lender and Asta pursuant to clause fifth of Section 4.1(a), equal to 50% of any Outstanding Indemnification Expense during such Monthly Period; provided, that such Profit Disgorgement shall not be greater than the sum of all amounts received by each of Lender and Asta pursuant to clause tenth of Section 3.2(a) during previous Monthly Periods.


                                                                 APPENDIX A - 8

         "Profit Percentage" shall mean the Asta Profit Percentage or the Lender Profit Percentage, as the case may be.

         "Profit Share Receivables" shall have the meaning set forth in Section
9.7 above.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Purchase Agreements" shall mean the Charge-Off Purchase Agreement and the Account Purchase Agreement.

         "Purchase Agreements Reconciliation" shall have the meaning set forth in Section 1.4(b) of this Agreement.

         "Purchased Assets" shall mean the Computer Finance Subpool and the [Charge-off Subpool].

         "Qualifying Performing Receivable Sale" shall mean any sale of current to 30-days delinquent Receivables which (a) generates cash proceeds of not less than 85% of the aggregate principal balance of such Receivables as of the relevant cut-off date, (b) generates cash proceeds which equal or exceed 100% of the then Outstanding Senior Advance, (c) is closed not earlier than October 1, 2001, (d) involves an Approved Counterparty, and (e) includes the Required Purchase Agreement Terms.

         "Receivable" shall mean, with respect to any Obligor, any Account that is a Purchased Asset.

         "Reconciliation Agreement" shall mean that certain Reconciliation Agreement among Seller, Borrower and EMCC Servicing dated as of the date hereof.

         "Regulatory Indemnification Expense" shall mean any actual out-of-pocket cost, expense and payment (including, but not limited to, any amount paid pursuant to Section 9.4(i) above) incurred or made by Asta arising directly out of (i) the failure of the Borrower to be properly licensed under any state law where such license is required solely due to Borrower's acquisition and retention of legal title to the Receivables, and (ii) violations of the FDCPA by (x) YOUR:)BANK, its agents or predecessors or (y) the Borrower (provided that, with respect to the Borrower, such violations are not the result of any act or omission of the Borrower and only arise out of the acts or omissions of the servicer of the Receivables). Any cost, expense or payment described in the previous sentence shall be a Regulatory Indemnification Expense if and only if each of the following is true: (1) servicing of the Receivables is outsourced to a third party that is not an Affiliate of the Borrower or Asta, and is otherwise acceptable to Lender; (2) Asta or Borrower has no right to reimbursement for such cost, expense or payment from a third party that is not insolvent as defined in the Bankruptcy Code; and (3) Asta shall have given the Lender written notice of


                                                                 APPENDIX A - 9
such costs and expenses before they are incurred, and the Lender shall have approved such costs and expenses, which approval shall not be unreasonably withheld.

         "Reimbursable Expense" shall mean (a) all reasonable out-of-pocket costs incurred by either Lender or Asta in connection with its respective due diligence, negotiation, preparation and execution of the Financing Documents and the transactions contemplated therein (except the out-of-pocket travel costs and expenses of Lender's or Asta's employees, but including, without limitation, the fees and expenses of Lender's outside legal counsel); and (b) all out-of-pocket costs and expenses incurred by Lender in connection with the administration, amendment and enforcement of the Financing Documents; provided, that only 50% of any out-of-pocket costs and expenses incurred by Lender in connection with any inspection pursuant to Section 6.7(a) above shall be included as a Reimbursable Expense.

         "Related Property" shall mean all rights, title and interest of the Borrower under and in the Sale Agreements, including the interests of the Borrower in the Receivables acquired thereunder.

         "Remaining Receivables" shall mean the Receivables owned by Borrower on the date that either Asta or Lender gives notice to the other under Section 9.7.

         "Report Date" with respect to a Monthly Period, shall mean the fifteenth day of the following Monthly Period, or if such date is not a Business Day, the immediately succeeding Business Day.

         "Remittance Report" means a report in substantially the form of Exhibit F attached hereto.

         "Required Purchase Agreement Terms" with respect to a purchase agreement or other appropriate document for the sale of Receivables pursuant to Sections 9.6 and 9.9(b) of this Agreement, shall mean all of the following: (i) the Borrower shall give only those representations and warranties to the third party buyer or other appropriate party with respect to the Receivables for the period before and as of the Closing Date substantially the same in all material respects as those given by Gateway and YOUR:)BANK in the Purchase Agreements;
(ii) the Borrower shall give only those customary representations and warranties to the third party buyer or other appropriate party with respect to the Receivables and the servicing thereof for the period after the Closing Date and prior to the subject sale, and shall indemnify the buyer with respect to claims arising out of a breach of such representations and warranties or actions or omissions which occurred after the Closing Date and prior to the subject sale, provided that the total liability of the Borrower for such indemnification or recourse shall be capped at the total cash consideration received from the third party buyer (or, in the case of a Securitization Transaction, from the sale of securities arising therefrom); and (iii) the third party buyer or other appropriate party shall indemnify Borrower against any claims against the Borrower that are the result of any act or omission taken by buyer, any of its agents, successors or assigns after the sale of the Receivables to the buyer.


                                                                APPENDIX A - 10

         "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation, determination or order of any arbitrator or a court or other governmental authority, judgment, decree, franchise or permit in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Sale Agreements" shall mean the Sale, Assumption and Assignment Agreement and the Charge-Off Sale, Assumption and Assignment Agreement, which are in substantially the forms attached hereto as Exhibit D-1 and D-2 or are otherwise satisfactory to the Lender in its reasonable discretion.

         "Sale Agreements Reconciliation" shall have the meaning set forth in
Section 1.4(c) of this Agreement.

         "Sale, Assumption and Assignment Agreement" shall mean that Sale, Assumption and Assignment Agreement dated as of August 28, 2001 by and between Seller and the Borrower, which is in substantially the form attached hereto as Exhibit D-1 or is otherwise satisfactory to the Lender in its reasonable discretion.

         "Securitization Transaction" means any transaction entered into by the Borrower or an Affiliate of the Borrower from time to time involving the securitization of any of the Receivables, in which Greenwich Capital Markets, Inc. (or any of its Affiliates) acts as the placement agent and the fees and expenses of such transaction (including reasonable sales commissions) are paid out of the cash proceeds of the transaction.

         "Seller" shall mean Computer Receivables Acquisition Group, LLC, a Delaware limited liability company.

         "Seller Operating Agreement," with respect to the Seller, shall mean the limited liability company agreement governing the rights and obligations of its members.

         "Seller Reconciliation" shall have the meaning set forth in Section 1.4(c) of this Agreement.

         "Senior Advance" shall have the meaning set forth in Section 1.1 of this Agreement.

         "Servicer" shall mean, during the period which the CCS Servicing Letter is effective, CCS, and, during the period which the OSI Servicing Agreement is effective, Gulf State, or any other Person appointed to service the Receivables pursuant to the terms of this Agreement and the Servicing Agreements.

         "Servicer Event of Default" shall mean any default by the Servicer under the applicable Servicing Agreement.


                                                                APPENDIX A - 11

         "Servicing Agreement" shall mean either the OSI Servicing Agreement, the CCS Servicing Letter or any similar agreement with a successor Servicer, as the context shall require.

         "Servicing Fee" shall mean the amounts payable to CCS pursuant to the CCS Servicing Letter, the amounts payable to Gulf State pursuant to the OSI Servicing Agreement, and the amounts payable to any successor Servicer in respect of its servicing activities.

         "Set-Up Fee" shall mean a one-time fee charged by Servicer in an amount equal to $15,000.

         "Shares" shall have the meaning set forth in the Seller Operating Agreement.

         "Supporting Obligations" shall have the meaning it is given under the UCC as in effect in the relevant jurisdiction.

         "Target Servicing Fee Percentage" shall have the meaning set forth in
Section 3.2(b) of this Agreement.

         "UCC" shall mean the Uniform Commercial Code as in effect in a jurisdiction at any time.

         "Unrecovered Junior Advance" means, as of any date, (i) the Junior Advance, plus (ii) the aggregate Capitalized Interest with respect thereto from previous Monthly Periods, plus (iii) any amounts paid by Asta to Borrower pursuant to clause fourth of Section 4.2, plus (iv) any cash contributed by Asta to the Borrower pursuant to Section 9.9(a), minus (iv) amounts previously applied to the repayment of the Unrecovered Junior Advance with Collections pursuant to clause eighth in Section 3.2(a).

         "Untrue Matter" shall have the meaning given such term in Section 8.1(a) of the Agreement.

         "Written Consent" shall mean that certain Written Consent as of the date hereof executed and delivered by Asta in substantially the form set forth in Exhibit H hereto.

         "YOUR:)BANK" shall have the meaning given such term in Recital A above.

         "YOUR:)BANK Reconciliation" shall have the meaning set forth in Section 1.4(b) of this Agreement.


                                                                APPENDIX A - 12

                             EXHIBITS AND SCHEDULES

Exhibits

Exhibit A      -   Operating Agreement of the Borrower
Exhibit B      -   Security Interest Documentation
Exhibit C-1    -   Form of Account Purchase Agreement
Exhibit C-2    -   Form of Charge-off Account Purchase Agreement
Exhibit D-1    -   Form of Sale, Assumption and Assignment Agreement
Exhibit D-2    -   Form of Charge-Off Sale, Assumption and Assignment Agreement
Exhibit E      -   Form of Note
Exhibit F      -   Form of Remittance Report
Exhibit G      -   Form of Power of Attorney
Exhibit H      -   Form of Written Consent